Exhibit 99.2

August 21, 2015

Dear Employees,

I am pleased to share some exciting news that supports our company’s strategy and future growth. This morning, we announced that Steiner has signed a definitive merger agreement to be acquired by an affiliate of Catterton, a leading consumer-focused private equity firm with a proven track record of supporting the growth of many of the most successful retail and consumer companies. A copy of the press release we issued is attached.

Following the close of the transaction, which is expected to occur in the fourth quarter of 2015 or early in 2016, Steiner will be a privately owned company and will no longer be traded on NASDAQ. In general, today’s announcement should have little to no effect on day-to-day responsibilities or how we conduct business, and our management team will continue to run the business. In fact, with the support of a leading consumer investor, we only expect to get better at what we do. With greater flexibility to focus on our future goals, we are confident we can improve our role as a global provider and innovator in beauty, wellness and education.

Catterton has a strong reputation of working collaboratively with companies and their management teams to support their rapid growth and expansion, having invested in businesses in the beauty, health and wellness space such as Cover FX, StriVectin, Frederic Fekkai, CorePower Yoga and Pure Barre, as well as other successful consumer concepts such as Restoration Hardware, Outback Steakhouse and Build-A-Bear Workshop. Catterton understands and values the strength of our brands and services, and their partnership is an important endorsement of our brands and the hard work and commitment of our team. We are confident that with Catterton’s support and expertise in our industry, we will drive growth and innovation, creating significant value for all of our stakeholders – including our valued employees.

I realize that many of you likely have questions about this announcement. To that end, please review the FAQ document attached.

Additionally, this transaction may generate interest from the media and other third parties. If you receive inquiries from the media and others outside Steiner, please direct them to Christina Sullivan, our Senior Director of Corporate Human Resources, at 305-284-1457 or christina.sullivan@steinerleisure.com.

On behalf of our Board and management team, I thank you for the role you have played in establishing our industry leadership and for your ongoing dedication and commitment to our future. Our talented employees will continue to be the key to our success.

Sincerely,

Leonard Fluxman

President and CEO of Steiner Leisure Limited

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Catterton Partners and its affiliates. In connection with the proposed merger, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to the Company’s shareholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at http://www.steinerleisure.com or by directing a request to: Steiner Leisure Limited, c/o Steiner Management Services, 770 S. Dixie Highway, Coral Gables, Florida 33146, Attn: Investor Relations, (305) 284-1417.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with the proposed merger, which may be different than those of the Company’s shareholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Shareholders can find information about the Company and its directors and executive officers and their ownership of the Company’s common stock in the Company’s definitive proxy statement for its most recent annual meeting of shareholders, which was filed with the SEC on April 30, 2015, and in Forms 4 of directors and executive officers filed with the SEC subsequent to that date.

Forward-Looking Statements

Any statements in this communication about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of any other required regulatory approvals; (iii) the failure to obtain the necessary financing arrangements as set forth in the debt and equity commitment letters delivered pursuant to the merger agreement, or the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.